Exhibit 5.1

Goodwin Procter LLP Three Embarcadero Center San Francisco, CA 94111 goodwinlaw.com +1 415 733 6000

November 2, 2023

BridgeBio Pharma, Inc.
3160 Porter Drive, Suite 250
Palo Alto, CA 94304

Re:	Securities Registered under Registration Statement on Form S-3ASR

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3ASR (as amended or supplemented, the “Registration Statement”) filed on November 2, 2023 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by BridgeBio Pharma, Inc., a Delaware corporation (the “Company”), of up to 9,167,723 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), to be sold by the selling stockholders listed in the Registration Statement under “Selling Stockholders” (the “Selling Stockholders”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below.  We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinion set forth below is limited to the Delaware General Corporation Law.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

This opinion letter and the opinion it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement.  In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP